EXHIBIT 5.1

November update, 2006

Nicholas Malino, Chief Executive Officer

Airguide, Inc.

1105 N. Peoria

Tulsa, Oklahoma 74116

Dear Mr. Malino:

You have requested our opinion, as counsel for Airguide, Inc., an Oklahoma corporation (the “Company”), in connection with the Registration Statement on Form SB-2/A (the “Registration Statement”), under the Securities Act of 1933 (the “Act”), being filed by the Company with the Securities and Exchange Commission.

The Registration Statement relates to an offering of 18,688,167 shares of the Company’s common stock.

In our capacity as counsel to the Company, we have examined the Company’s Certificate of Incorporation and By-laws, as amended to date, and the minutes and other corporate proceedings of the Company.

With respect to factual matters, we have relied upon statements and certificates of officers of the Company. We have also reviewed such other matters of law and examined and relied upon such other documents, records and certificates as we have deemed relevant hereto. In all such examinations we have assumed conformity with original documents of all documents submitted to us as conformed or photostatic copies, the authenticity or all documents submitted to us as original and the genuineness of all signatures on all documents submitted to us.

On the basis of the forgoing, we are of the opinion that:

The shares of Common Stock covered by this Registration Statement have been validly authorized and will when sold as contemplated by the Registration Statement, be legally issued, fully paid and non-assessable.

No opinion is expressed herein as to any laws other than the State of Oklahoma of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to our firm under the caption “Legal Matters” in the Registration Statement.  In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ John Heskett

John Heskett

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